UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura Scottsdale, Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 11, 2009, Rural/Metro Corporation (the “Company”) issued a press release announcing its unaudited financial results for the quarter ended March 31, 2009. The full text of the Company’s press release is attached hereto as Exhibit 99.1. The press release contains forward-looking statements regarding the Company.

The Company provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement its consolidated financial statements presented in accordance with GAAP, the Company is also providing in the attached press release non-GAAP EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations. EBITDA from continuing operations is not intended to replace or be displayed more prominently than the Company’s GAAP measurements. The Company has included information concerning this non-GAAP information in the release, including a reconciliation of such information to the most comparable GAAP measures, the reasons why the Company believes such information is useful to investors and the Company’s use of such information for additional purposes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 11, 2009.

The information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: May 11, 2009	By:	/s/ Kristine B. Ponczak
Kristine B. Ponczak
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 11, 2009.